UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021

Enveric Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail N., Suite 200 Naples, Florida	34103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 302-1707

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting (the “Special Meeting”) of the stockholders of Enveric Biosciences, Inc. (the “Company”) was held on May 14, 2021. As of the close of business on April 8, 2021, the record date for the Special Meeting, there were 21,882,192 shares of common stock, par value $0.01 per share (“Common Stock”) outstanding and entitled to vote on the proposals described below. The matters described below were submitted to a vote of the Company’s stockholders at the Special Meeting. Each proposal is described in detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 13, 2021 (the “Proxy Statement”).

Proposal 1. A proposal to ratify, pursuant to Section 204 of the Delaware General Corporation Law and Delaware common law, the filing and effectiveness of the certificate of amendment to the Company’s amended and restated certificate of incorporation filed with the Secretary of State of the State of Delaware on December 30, 2020 and the one-for-four reverse stock split of the Company’s Common Stock that was effected thereby and became effective on December 30, 2020 (“Proposal 1”).

The Company’s stockholders approved Proposal 1, with the following voting results:

For	Against	Abstentions	Broker Non-Votes
12,865,127	523,085	44,828	0

Proposal 2. A proposal to approve an adjournment of the Special Meeting if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 (“Proposal 2”).

The Company’s stockholders approved Proposal 2, with the following voting results:

For	Against	Abstentions	Broker Non-Votes
12,923,076	470,011	39,953	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enveric Biosciences, Inc.

Date: May 14, 2021	By:	/s/ David Johnson
	Name:	David Johnson
	Title:	Chief Executive Officer